UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 3, 2015

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Voce Capital Management Letter Agreement

On January 6, 2015, Cutera, Inc. (the “Company”) entered into an agreement (the “Voce Agreement”) with Voce Capital Management LLC, a California limited liability company and J. Daniel Plants, an individual (collectively, “Voce”). Voce owns approximately 3.3% of the Company’s outstanding shares. The Voce Agreement sets forth the parties’ agreements and understandings concerning the election of J. Daniel Plants to the Board of Directors, and undertakings of Voce not to engage in certain actions prior to the 30th day before the deadline for stockholder nominations (the “Standstill Period”) of director candidates to stand for election at the 2016 Annual Meeting of Stockholders.

If, at any time Voce’s ownership in the Company’s Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) falls below 140,000 shares, then J. Daniel Plants will no longer have a right to be on the Board of Directors and will immediately resign from the Board of Directors.

The Voce Agreement is filed herewith as Exhibit 10.21 and is incorporated herein by reference. The Company also issued a press release announcing the Voce Agreement which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On January 5, 2015, the Company issued a press release disclosing preliminary revenue for the fourth quarter ended December 31, 2014. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.”

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Clint Severson as a Director

The Company announced that Clint Severson has been appointed as a member of the Company’s Board of Directors, effective January 3, 2015, and a member of the Company’s Audit Committee. Mr. Severson has been appointed as a Class I director with a term expiring at the Company’s 2017 Annual Meeting of Stockholders.

Appointment of J. Daniel Plants as a Director

The Company announced that J. Daniel Plants has been appointed as a member of the Company’s Board of Directors pursuant to the Voce Agreement, effective January 6, 2015. He also was appointed as the Chairman of the Strategic Transactions Committee and a member of the Nominating & Corporate Governance Committee of the Board of Directors. Mr. Plants has been appointed as a Class III director with a term expiring at the Company’s 2016 Annual Meeting of Stockholders.

Retirement of W. Mark Lortz from the Board of Directors

The Company also announced that W. Mark Lortz has retired from the Company’s Board of Directors and the Audit, Nominating & Corporate Governance, and Strategic Transaction Committees of the Board of Directors, effective January 6, 2015.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 3, 2015, the Company’s Board of Directors amended its Bylaws to change the voting standard for the election of directors from a plurality to a majority of votes cast in uncontested elections. The amendment is effective immediately and now provides that a nominee in an uncontested election is elected when the number of votes cast "for" the nominee exceeds the number of votes cast "against" the nominee.

The Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.4 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.4	Amended and Restated Bylaws, dated January 3, 2015.

10.21	Agreement, dated January 6, 2015, by and among the Company, J. Daniel Plants, and Voce Capital Management LLC.

99.1	Press Release dated January 5, 2015.

99.2	Press Release dated January 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: January 8, 2015	/s/ Kevin Connors
Kevin Connors
President and Chief Executive Officer